UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

American Tower Corporation

(Exact name of registrant as specified in its charter)

Delaware	65-0723837
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

116 Huntington Avenue

Boston, Massachusetts

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.25% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-188812 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of the Registrant’s Securities to be Registered

The description of the 5.25% Mandatory Convertible Preferred Stock, Series A, of American Tower Corporation (the “Registrant”) is set forth under the caption “Description of the Mandatory Convertible Preferred Stock” in the prospectus supplement dated May 6, 2014, as filed with the Securities and Exchange Commission (the “Commission”) on May 8, 2014 pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, to the Registrant’s registration statement on Form S-3 (File No. 333-188812), as filed with the Commission on May 23, 2013, which description is incorporated herein by reference.

Item 2.	Exhibits

Exhibit No.	Description

(a) 1	Restated Certificate of Incorporation of the Registrant as filed with the Secretary of State of the State of Delaware effective as of December 31, 2011.

(b) 2	Amended and Restated By-Laws of the Company, effective as of May 21, 2013.

(c) 3	Form of Common Stock Certificate.

(d) 4	Certificate of Designations of the 5.25% Mandatory Convertible Preferred Stock, Series A, of the Registrant, filed with the Secretary of State of the State of Delaware and effective May 12, 2014.

(d) 5	Form of certificate for the 5.25% Mandatory Convertible Preferred Stock, Series A (included as Exhibit A to Exhibit 4).

(a)	Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-14195) filed on January 3, 2012.
(b)	Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No.001-14195) filed on May 22, 2013.
(c)	Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 001-14195) filed with the SEC on January 3, 2012.
(d)	Incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K (File No. 001-14195) filed on May 12, 2014.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 12, 2014

AMERICAN TOWER CORPORATION

By:	/s/ THOMAS A. BARTLETT
	Name:	Thomas A. Bartlett
	Title:	Executive Vice President and Chief Financial Officer